SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K



                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (date of earliest event reported):  March 1, 1994



                             WILLCOX & GIBBS, INC.
            (Exact name of registrant as specified in its charter)



                                   New York
                (State or other jurisdiction of incorporation)



      1-5731                                   13-1474527
(Commission File Number)           (IRS Employer Identification No.)



530 Fifth Avenue - 22nd Floor, New York, New York   10036
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (212) 869-1800

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ITEM 5 OTHER EVENTS

       On March 1, 1994, Willcox & Gibbs, Inc. ("W&G") sold to Rexel, S.A.

("Rexel") 3,491,280 newly issued shares of W&G common stock for a total purchase price of $31,421,520, pursuant to the Purchase Agreement, dated as of

December 10, 1993, among W&G, Rexel and International Technical Distributors,

Inc. ("ITD").  As a result, Rexel increased its beneficial ownership of the outstanding W&G common stock from 30% to 40%.  Pursuant to the Purchase

Agreement, on March 1, 1994, Wayne Campbell, Robert Merson and Michael Wilson

resigned as directors of W&G, the size of the W&G Board of Directors, was reduced from ten to nine and two nominees of Rexel, Frederic de Castro and

Gerald E. Morris, were named as directors.  As a result, five of the nine W&G directors are nominees of Rexel.  In addition, pursuant to the Purchase

Agreement W&G, Rexel and ITD executed Amendment No. 1, dated as of March 1,

1994, to the Investment Agreement, dated as of November 12, 1992, and the Third

Amendment, dated as of March 1, 1994, to the Rights Agreement, dated as of

January 10, 1989, which, among other things, permit Rexel to increase its beneficial ownership of W&G common stock to 45% and provide for termination of the Investment Agreement and Rights Agreement on December 31, 1994.



ITEM 7 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
       INFORMATION AND EXHIBITS

       The Index to Exhibits to this Report is incorporated herein by reference.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     WILLCOX & GIBBS, INC.



                                     By /s/  Allan M. Gonopolsky
Date:  March 9, 1994                    ------------------------------
                                        Allan M. Gonopolsky
                                        Vice President,
                                        Chief Financial Officer
                                        and Corporate Controller

                             WILLCOX & GIBBS, INC.



                         INDEX TO EXHIBITS TO FORM 8-K
                              dated March 1, 1994






[S]                          [C]
Exhibit No.                  Description

 2.1 Purchase Agreement, dated as of December 10, 1993, among Willcox & Gibbs, Inc., Rexel, S.A. and International Technical Distributors, Inc.

 10.1 Amendment No. 1, dated as of March 1, 1994, to the Investment Agreement, dated as of November 12, 1992.

 10.2 Third Amendment, dated as of March 1, 1994, to the Rights Agreement, dated as of January 10, 1989.